CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated April 23, 2004 on the financial statements and financial highlights of Women’s Equity Mutual Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 30, 2004